Exhibit 99.1


                                                         Citizens Communications
                                                         3 High Ridge Park
                                                         Stamford, CT  06905
                                                         203.614.5600
                                                         Web site: www.czn.net

FOR IMMEDIATE RELEASE:

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com


           Citizens Communications Reports 2006 Third-Quarter Results

Stamford, Conn., November 7, 2006 -- Citizens Communications (NYSE:CZN) today reported third quarter 2006 revenues of $507.2 million, operating income of $160.7 million, and net income of $128.5 million. The sale of Electric
Lightwave, LLC (ELI) for $247.0 million (including $243.0 million in cash) closed on July 31, 2006. Excluding the after-tax gain on the sale, net income would have been $56.4 million.

Third quarter 2006 revenue was $507.2 million, as compared to $501.2 million in the third quarter of 2005. We experienced growth in the third quarter of 2006 in data and internet services revenue, higher access service revenues (which include subsidy payments we receive from federal and state agencies) and, to a lesser extent, enhanced services/features revenues. Third quarter 2006 data and internet services revenue increased 29.7 percent compared to the third quarter of 2005. Revenues were negatively impacted in the third quarter of 2006 as compared to 2005 by a decline in local, long distance and equipment sales. In the third quarter of 2005, a missed filing deadline with the Universal Service Fund (USF) resulted in the postponement of the recognition of approximately $10.0 million of subsidy revenue until the fourth quarter of 2005.

Other operating expenses decreased by approximately $8.0 million or 4.2 percent, as compared to the third quarter of 2005 primarily driven by reductions in salaries and benefits, which included a $3.0 million accrual for severance in 2005 and improved expense control in benefit costs.

Depreciation and amortization expense for the third quarter of 2006 decreased $11.9 million or 9.2 percent as compared to the third quarter of 2005. The decrease is due to a declining asset base and changes in the projected useful lives of certain assets as determined by an independent study prepared last year.

The company added approximately 12,300 high-speed internet customers during the quarter and had more than 362,000 high-speed data subscribers at September 30, 2006. The number of the company's high-speed internet subscribers has increased by more than 72,000 or 25.0 percent since September 30, 2005.

Operating income for the third quarter of 2006 was $160.7 million and operating income margin was 31.7 percent, compared to $136.9 million and 27.3 percent in the third quarter of 2005. Capital expenditures were $65.1 million for the third quarter of 2006 and $163.4 million for the first nine months of 2006.

                                    --MORE --

Free cash flow for the third quarter increased 3.0 percent to $127.6 million compared to the third quarter of 2005. The company's dividend represents a payout of 56.6 percent of free cash flow for the first nine months of 2006.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions' measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

                                    --MORE --

About Citizens Communications
More information about Citizens can be found at www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to complete the acquisition of Commonwealth Telephone Enterprises, Inc., to successfully integrate their operations and to realize the synergies from the acquisition; our ability to refinance the bridge loan that will be used to finance the cash portion of the merger consideration with long-term debt; our ability to effectively manage our operations, costs and capital spending; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; changes in the number of our revenue generating units; general and local economic and employment conditions; the effects of ongoing changes in the regulation of the communications industry; overall changes in the telecommunications market; and greater than anticipated competition from wireless or wireline carriers. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



Additional Information and Where to Find It

This material is not a substitute for the prospectus/proxy statement Citizens Communications Company and Commonwealth Telephone Enterprises, Inc. will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by Citizens Communications Company and Commonwealth Telephone Enterprises, Inc. with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations; or to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations. The final prospectus/proxy statement will be mailed to shareholders of Commonwealth Telephone Enterprises, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Citizens Communications Company and Commonwealth Telephone Enterprises, Inc., and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Citizens Communications Company is set forth in the proxy statement for Citizens Communications Company's 2006 annual meeting of shareholders. Information about the directors and executive officers of Commonwealth Telephone Enterprises, Inc. is set forth in the proxy statement for Commonwealth Telephone Enterprises, Inc.'s 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

                                       ###

TABLES TO FOLLOW


                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)

                                                         For the quarter ended              For the nine months ended
                                                             September 30,                         September 30,
                                                       --------------------------   %      ----------------------------     %
(Amounts in thousands - except per-share amounts)         2006        2005       Change       2006           2005        Change
                                                       ----------------------------------  ----------------------------------------

Income Statement Data
  Revenue                                               $ 507,198    $ 501,211        1%    $1,520,971    $1,499,678          1%
  Cost of services (exclusive of depreciation and
   amortization)                                           42,791       41,281        4%       121,411       116,598          4%
  Other operating expenses                                184,054      192,027       -4%       545,519       557,466         -2%
  Stock based compensation                                  2,624        2,052       28%         7,960         6,433         24%
  Depreciation and amortization                           117,009      128,931       -9%       358,564       395,499         -9%
  Operating income                                        160,720      136,920       17%       487,517       423,682         15%
  Investment and other income (loss), net                   4,362        6,019      -28%        68,373        10,560        547%
  Interest expense (includes interest on convertible
   debt)                                                   82,186       85,219       -4%       252,920       253,009          0%
  Income tax expense                                       31,562       22,514       40%       112,903        65,055         74%
Income from discontinued operations, net of tax (2)        77,125        3,170     2333%        90,577         9,416        862%
Net income attributable to common shareholders            128,459       38,376      235%       280,644       125,594        123%

Weighted average shares outstanding                       319,891      338,928       -6%       323,160       339,027         -5%

Basic net income per share attributable to common
  shareholders (3)                                      $    0.40    $    0.11      264%    $     0.87    $     0.37        135%

Other Financial Data
Capital expenditures                                    $  65,072    $  57,347       13%    $  163,356    $  166,367         -2%
Free cash flow (4)                                        127,636      123,940        3%       429,435       404,003          6%

(1) In February 2006, we entered into a definitive agreement to sell Electric Lightwave, LLC (ELI), our competitive local exchange carrier business. ELI was sold on July 31, 2006. Additionally, our conferencing business was sold on March 15, 2005. Prior periods have been restated to present ELI and our conferencing business as discontinued operations and to reflect the consolidation of Mohave Cellular Limited Partnership in accordance with EITF No. 04-5.
(2) For the period ended September 30, 2006, income from discontinued operations includes ELI's after-tax gain of approximately $72.1 million.
(3)  Calculated based on weighted average shares outstanding.
(4) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.


                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                        For the quarter ended                For the nine months ended
                                                            September 30,                             September 30,
                                                      ---------------------------   %        --------------------------    %
(Amounts in thousands, except operating data)            2006         2005        Change         2006         2005       Change
                                                      -----------------------------------    -----------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                    $  203,036   $ 208,601       -3%     $  609,855   $  624,280        -2%
     Access services (2)                                  154,838     145,417        6%        469,387      453,895         3%
     Long distance services                                38,927      43,003       -9%        116,779      129,090       -10%
     Data and internet services                            59,410      45,806       30%        164,256      126,807        30%
     Directory services                                    28,371      28,363        0%         85,715       84,867         1%
     Other                                                 22,616      30,021      -25%         74,979       80,739        -7%
Total revenue                                             507,198     501,211        1%      1,520,971    1,499,678         1%

Expenses
     Network access expense                                42,791      41,281        4%        121,411      116,598         4%
     Other operating expenses                             184,054     192,027       -4%        545,519      557,466        -2%
     Stock based compensation                               2,624       2,052       28%          7,960        6,433        24%
     Depreciation and amortization                        117,009     128,931       -9%        358,564      395,499        -9%
Total expenses                                            346,478     364,291       -5%      1,033,454    1,075,996        -4%

Operating Income                                       $  160,720   $ 136,920       17%     $  487,517   $  423,682        15%

Other Financial and Operating Data
     Access lines                                       2,132,868   2,245,088       -5%      2,132,868    2,245,088        -5%
     High-speed internet subscribers                      362,698     290,228       25%        362,698      290,228        25%
     Switched access minutes of use (in millions)           2,560       2,808       -9%          7,793        8,520        -9%
     Average monthly revenue per average access line   $    78.71   $   73.92        6%     $    77.66   $    72.99         6%
     Average monthly revenue per average RGU (3)       $    67.52   $   65.80        3%     $    67.25   $    65.76         2%


(1)  See footnote (1) on the first page.
(2) For the period ended September 30, 2005, access services did not include approximately $10.0 million of USF subsidy revenue due to a late filing.
(3)  RGUs are access lines plus high-speed internet subscribers.


                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                               (unaudited)
                                                            September 30, 2006     December 31, 2005
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   417,105           $   268,917
    Accounts receivable and other current assets                        230,970               243,270
    Assets of discontinued operations                                     9,622               162,716
                                                           ---------------------  --------------------
      Total current assets                                              657,697               674,903

Property, plant and equipment, net                                    2,962,604             3,058,312

Other long-term assets                                                2,595,292             2,699,520
                                                           ---------------------  --------------------
           Total assets                                             $ 6,215,593           $ 6,432,735
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $    37,774           $   227,693
    Accounts payable and other current liabilities                      346,194               372,968
    Liabilities of discontinued operations                                    -                46,266
                                                           ---------------------  --------------------
      Total current liabilities                                         383,968               646,927

Deferred income taxes and other liabilities                             900,685               748,869
Long-term debt                                                        3,947,664             3,995,130
Stockholders' equity                                                    983,276             1,041,809
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,215,593           $ 6,432,735
                                                           =====================  ====================


(1) See footnote (1) on the first page.


                         Citizens Communications Company
                    Condensed Consolidated Cash Flow Data (1)
                                   (unaudited)

(Amounts in thousands)
                                                                      For the nine months ended September 30,
                                                                      ---------------------------------------
                                                                            2006                 2005
                                                                      -----------------    ------------------

Cash flows provided by (used in) operating activities:
Net income                                                                   $ 280,644             $ 125,594
     Deduct: Gain on sale of discontinued operations                           (72,079)               (1,167)
             Income from discontinued operations                               (18,498)               (8,249)
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                     358,564               395,499
     Gain on expiration/settlement of customer advances                              -                  (492)
     Loss on debt exchange                                                           -                 3,175
     Stock based compensation                                                    7,960                 6,433
     Other                                                                      17,207                62,484
                                                                      -----------------    ------------------
Net cash provided by continuing operating activities                           573,798               583,277

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                          -                24,195
     Proceeds from sale of discontinued operations                             247,284                43,565
     Securities sold                                                                 -                 1,112
     Capital expenditures                                                     (163,356)             (166,367)
     Other assets (purchased) distributions received, net                       63,757                (3,667)
                                                                      -----------------    ------------------
Net cash provided (used) by investing activities                               147,685              (101,162)

Cash flows from financing activities:
     Long-term debt payments                                                  (227,461)               (6,093)
     Issuance of common stock                                                   21,394                46,739
     Dividends paid                                                           (243,115)             (255,327)
     Shares repurchased                                                       (135,239)             (161,898)
     Other                                                                        (114)               (1,720)
                                                                      -----------------    ------------------
Net cash used by financing activities                                         (584,535)             (378,299)

Cash flows of discontinued operations:
     Operating activities                                                       17,833                25,054
     Investing activities                                                       (6,593)               (9,685)
     Financing activities                                                            -                   (80)
                                                                      -----------------    ------------------
                                                                                11,240                15,289

Increase in cash and cash equivalents                                          148,188               119,105
Cash and cash equivalents at January 1,                                        268,917               171,797
                                                                      -----------------    ------------------

Cash and cash equivalents at September 30,                                   $ 417,105             $ 290,902
                                                                      =================    ==================

Cash paid during the period for:
     Interest                                                                $ 264,621             $ 244,395
     Income taxes                                                            $   8,330             $   2,235

(1)  See footnote (1) on the first page.

                                                                                                                 Schedule A

     Reconciliation of Non-GAAP Financial Measures (1)

                                                  For the quarter ended September 30,      For the nine months ended September 30,
                                                ---------------------------------------   -----------------------------------------
     (Amounts in thousands)                            2006               2005                    2006               2005
                                                --------------------  -----------------   ------------------ ----------------------

     Net Income to Free Cash Flow;
     -----------------------------
        Net Cash Provided by Operating Activities
        -----------------------------------------

     Net income                                        $ 128,459          $  38,376            $ 280,644           $ 125,594

      Add back:
         Depreciation and amortization                   117,009            128,931              358,564             395,499

         Income tax expense                               31,562             22,514              112,903              65,055

         Stock based compensation                          2,624              2,052                7,960               6,433

     Subtract:
         Cash paid for income taxes                        5,459              1,397                8,330               2,235

         Investment and other income (loss), net           4,362              6,019               68,373              10,560

         Capital expenditures                             65,072             57,347              163,356             166,367

         Income from discontinued operations              77,125              3,170               90,577               9,416

                                                -----------------  -----------------   ------------------  ------------------
     Free cash flow                                      127,636            123,940              429,435             404,003

      Add back:
         Deferred income taxes                            25,740             10,242              103,893              55,101

         Noncash (gains)/losses, net                       5,093              7,007               15,493              18,841

         Investment and other income (loss), net           4,362              6,019                6,945              10,560

         Cash paid for income taxes                        5,459              1,397                8,330               2,235

         Capital expenditures                             65,072             57,347              163,356             166,367

     Subtract:
         Changes in current assets and liabilities        (3,953)               458               32,791               2,342

         Income tax expense                               31,562             22,514              112,903              65,055

         Stock based compensation                          2,624              2,052                7,960               6,433

                                                -----------------  -----------------   ------------------  ------------------
     Net cash provided by operating activities         $ 203,129          $ 180,928            $ 573,798           $ 583,277
                                                =================  =================   ==================  ==================

(1)  See footnote (1) on the first page.